Exhibit (1)





















                             SCHRODER CAPITAL FUNDS












                                TRUST INSTRUMENT
                            DATED SEPTEMBER 6, 1995,
                          AS AMENDED NOVEMBER 30, 1995
                       AND RESTATED AS OF JANUARY 9, 1998



                                TABLE OF CONTENTS

                                                                                                          Page

ARTICLE I -- THE TRUST

         Section 1.1  Name...........................................................................        1
         Section 1.2  Definitions....................................................................        1

ARTICLE II -- TRUSTEES AND OFFICERS

         Section 2.1  Number and Qualification.......................................................        3
         Section 2.2  Term and Election..............................................................        3
         Section 2.3  Resignation and Removal........................................................        3
         Section 2.4  Vacancies......................................................................        3
         Section 2.5  Meetings.......................................................................        3
         Section 2.6  Committees.....................................................................        4
         Section 2.7  By-Laws........................................................................        5
         Section 2.8  Officers of the Trust..........................................................        5
         Section 2.9  Election, Tenure and Removal of Officers.......................................        5
         Section 2.10  Chairman, President and Vice Presidents.......................................        6
         Section 2.11  Secretary.....................................................................        6
         Section 2.12  Treasurer.....................................................................        6
         Section 2.13  Other Officers and Duties.....................................................        6

ARTICLE III -- POWERS OF TRUSTEES

         Section 3.1  General........................................................................        6
         Section 3.2  Investments....................................................................        6
         Section 3.3  Legal Title....................................................................        7
         Section 3.4  Sale of Interests..............................................................        7
         Section 3.5  Borrow Money...................................................................        7
         Section 3.6  Delegation.....................................................................        7
         Section 3.7  Collection and Payment.........................................................        7
         Section 3.8  Expenses.......................................................................        7
         Section 3.9  Miscellaneous Powers...........................................................        7
         Section 3.10  Further Powers................................................................        8
         Section 3.11  Principal Transactions........................................................        8

ARTICLE IV -- INVESTMENT MANAGEMENT, CUSTODIAL AND PRIVATE
         PLACEMENT ARRANGEMENTS

         Section 4.1  Investment Management and Other Arrangements...................................        8
         Section 4.2  Custodial Arrangements.........................................................        9
         Section 4.3  Parties to Contract............................................................        9
         Section 4.4  Compliance with 1940 Act.......................................................        9

ARTICLE V -- LIMITATIONS OF LIABILITY

         Section 5.1  No Personal Liability of Trustees, Holders.....................................        9
         Section 5.2  Indemnification................................................................       10
         Section 5.3  No Bond Required of Trustees...................................................       11
         Section 5.4  No Duty of Investigation; Notice in Trust Instruments, etc.....................       11
         Section 5.5  Reliance on Experts, etc.......................................................       11
         Section   Holder Offering Documents.........................................................       12


ARTICLE VI -- INTERESTS OF THE TRUST

         Section 6.1  Interests......................................................................       14
         Section 6.2  Rights of Holders..............................................................       14
         Section 6.3  Purchase of or Increase in Interests...........................................       14
         Section 6.4  Register of Interests..........................................................       14
         Section 6.5  Non-Transferability............................................................       14
         Section 6.6  Notices........................................................................       14
         Section 6.7  Assent to Trust Instrument.....................................................       14
         Section 6.8  Establishment of Series........................................................       14
         Section 6.9  Assets and Liabilities of Series...............................................       15

ARTICLE VII -- DECREASES AND WITHDRAWALS

         Section 7.1  Decreases and Withdrawals......................................................       15

ARTICLE VIII -- DETERMINATION OF BOOK CAPITAL ACCOUNT
         BALANCES, NET ASSET VALUE, ALLOCATIONS
         AND DISTRIBUTIONS

         Section 8.1  Book Capital Account Balances..................................................       16
         Section 8.2  Net Asset Value................................................................       16
         Section 8.3  Allocation of Net Profits and Net Losses.......................................       16
         Section 8.4  Distributions..................................................................       17
         Section 8.5  Power to Modify Foregoing Procedures...........................................       17

ARTICLE IX -- HOLDERS

         Section 9.1  Meetings of Holders............................................................       17
         Section 9.2  Notice of Meetings.............................................................       18
         Section 9.3  Record Date for Meetings.......................................................       18
         Section 9.4  Proxies, etc...................................................................       18
         Section 9.5  Inspectors of Election.........................................................       18
         Section 9.6  Inspection of Records..........................................................       19
         Section 9.7  Holder Action by Written Consent...............................................       19
         Section 9.8  Voting Powers..................................................................       19

ARTICLE X -- DURATION; TERMINATION; DISSOLUTION; AMENDMENT;
         MERGERS; ETC.

         Section 10.1  Termination of Trust or any Series............................................       19
         Section 10.2  Dissolution...................................................................       20
         Section 10.3  Amendment Procedure...........................................................       20
         Section 10.4  Merger or Consolidation.......................................................       20
         Section 10.5  Incorporation.................................................................       20

ARTICLE XI -- MISCELLANEOUS

         Section 11.1  Governing Law.................................................................       21
         Section 11.2  Counterparts..................................................................       21
         Section 11.3  Reliance by Third Parties.....................................................       21
         Section 11.4  Provisions in Conflict with Law on Regulations................................       21
         Section 11.5  Signatures....................................................................       22
         Section 11.6  Seal..........................................................................       22
         Section 11.7  Fiscal Year...................................................................       22
         Section 11.8  Waivers of Notice.............................................................       22
         Section 11.9  Reports.......................................................................       22



                             SCHRODER CAPITAL FUNDS






         This TRUST INSTRUMENT of SCHRODER CAPITAL FUNDS is executed as of the 6th day of September, 1995 by the parties signatory hereto, as Trustees.

         WHEREAS, the Trustees desire to form a business trust under the law of Delaware for the investment and reinvestment of the Trust's assets; and

         WHEREAS, it is proposed that the trust assets be composed of money and property contributed hereto by the holders of interests in the trust entitled to ownership rights in the trust;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders of interests in the trust and subject to the provisions hereof, to wit:


                                    ARTICLE I
                                    The Trust

         1.1. Name. The name of the trust created hereby (the "Trust") shall be "Schroder Capital Funds" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or holders of interests in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

         1.2. Definitions. As used in this Trust Instrument, the following terms shall have the following meanings:

         The terms "Affiliated Person," "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act, as modified by any applicable order or orders of the Commission or interpretive releases of the Commission thereunder.

         "Book Capital Account" shall mean, for any Holder of Interests in a particular Series at any time, the Book Capital Account of the Holder with respect to that Series for such day, determined in accordance with Article VIII of this Instrument.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Delaware Act" shall mean Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as it may be amended from time to time.

         "Fiscal Year" shall mean, with respect to any Series, an annual period as determined by the Trustees.

         "Holders" shall mean as of any particular time all holders of record of Interests of a Series of the Trust at such time.

         "Instrument" shall mean this Trust Instrument as amended from time to time. References in this Instrument to "Instrument," "hereof," "herein" and "hereunder" shall be deemed to refer to the Instrument rather than the article or section in which such words appear.

         "Interest(s)" shall mean, with respect to each Series or the Trust, the interest of a Holder in that Series or the Trust, as applicable, including all rights, powers and privileges accorded to such Holders in this Instrument, which interest (i) in a Series, may be expressed as a percentage, determined by calculating, at such times and on such basis, as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances in that Series and (ii) in the Trust, may be expressed as a percentage, determined by calculating, at such times and on such basis, as the Trustees shall from time to time determine, the ratio of each Holder's aggregate capital account balance in all Series of the Trust to the total of all Holders' capital account balances in all Series of the Trust. Reference herein to a specified percentage in, or fraction of, Interests of the Holders in a Series means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders in that Series.

         "Investment Manager" shall mean any person furnishing services to the Trust or any Series pursuant to any investment management contract as described in Section 4.1 hereof.

         "Majority Interests Vote" shall mean, with respect to the Trust or a Series thereof, the vote, at a meeting of the Holders of the Trust or Series, as the case may be, of (i) 67% or more of the Interests present or represented at such meeting, if the Holders of more than 50% of the Interests of the Trust or Series, as the case may be, are present or represented by proxy or (ii) more than 50% of the Interests of the Trust or Series, as the case may be, whichever is less.

         "Net Asset  Value"  shall  have the  meaning  assigned  to that term in
Section 8.2 hereof.

         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Registration Statement" shall mean the Registration Statement of the Trust under the 1940 Act, as amended from time to time.

         "Series" shall mean a series of Interests of the Trust established in accordance with the provisions of Article VI, Section 6.8 hereof.

         "Trustees" shall mean the signatories to this Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, who are herein referred to as the "Trustees," and reference in this Instrument to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

         The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                   ARTICLE II
                              Trustees and Officers

         2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three or more than twelve. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article. Any such appointment shall not become effective, however, until the individual appointed shall have accepted such appointment and agreed to be bound by the terms of this Instrument. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Instrument.

         2.2. Term and Election. Each Trustee named herein, or elected or appointed hereunder, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until the Trustee's successor has been elected and has qualified to serve as Trustee. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in
Section 2.3 below.

         2.3. Resignation and Removal. Any Trustee may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed by the affirmative vote of the Holders of two-thirds (2/3) of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity. Upon the resignation or removal of a Trustee, or the Trustee's otherwise ceasing to be a Trustee, the Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, the Trustee's legal representative shall execute and deliver on the Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee or increase in the number of Trustees. No such vacancy shall operate to annul this Instrument or to revoke any existing agency created pursuant to the terms of this Instrument. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or a majority vote of the Trustees continuing in office, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Instrument.

         2.5.     Meetings.

         (a) Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, or any two Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Instrument, any action of the Trustees may be taken by vote of a majority of the Trustees present (a quorum being present) at a meeting duly called or by unanimous written consent of the Trustees without a meeting. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given. The Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

         (b) Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Trustees. Notice of any other meeting shall be given by mail, facsimile or telegram (which term shall include a cablegram) or delivered personally, which shall include by telephone. Notice of a meeting designating the time, date and place of such meeting shall be mailed not less than 72 hours or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

         (c) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

         (d) The Chairman, if any, shall act as chairman at all meetings of the Trustees; in the Chairman's absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.

         (e) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5, or with respect to committees, Section 2.6 of this Instrument, and shall be entitled to vote to the extent permitted by the 1940 Act.

         2.6.     Committees.

         (a) Any committee of the Trustees may act with or without a meeting. A quorum for all meetings of any committee shall be a majority of the members thereof or such lesser number as determined by the Trustees. Unless provided otherwise in this Instrument, any action of any committee may be taken by a vote of a majority of the members present (a quorum being present) at a meeting or by unanimous written consent of the members without a meeting or by telephone meeting.

         (b) The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon decrease or withdrawal of Interests of the Trust or any Series, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law or this Instrument they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust.

         (c) The Trustees may (1) provide for stated  meetings of any Committee;
(2) specify the manner of calling and notice required for special meetings of any Committee; (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee; (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting; and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

         2.7. By-Laws. The Trustees may, but need not, adopt By-Laws for the conduct of the business of the Trust and may from time to time amend or repeal any By-Laws.

         2.8. Officers of the Trust. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board. The Trustees may elect or appoint such other officers or assistant officers, including Vice Presidents, as the business of the Trust may require. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. The Chairman and the President shall be Trustees, but no other officer of the Trust need be a Trustee. Any officer may be required by the Trustees to be bonded for the faithful performance of the officer's duties in such amount and with such sureties as the Trustees may determine.

         2.9. Election, Tenure and Removal of Officers. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer. The Trustees may from time to time elect or appoint such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust and such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees also may authorize or appoint the President to appoint such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. The Trustees may fill any vacancy in office or add any additional officers at any time. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

         2.10. Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Holders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Holders and the Trustees. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust, at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         2.11. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         2.12. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the President's office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust as may be ordered by the Trustees or the Treasurer. The Treasurer shall deliver all funds of the Trust which may come into the Treasurer's hands to such Custodian as the Trustees may employ pursuant to Article V of these By-Laws. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees or President shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any investment adviser, administrator or manager to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

         2.13. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of their office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                   ARTICLE III
                               Powers of Trustees

         3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Instrument. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         3.2.     Investments.  The Trustees shall have power to:

         (a) Conduct, operate and carry on the business of an investment company;

         (b) Subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any form of property including United States and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stocks, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with the respect to any additional securities in which the Trustees may determine to invest.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person on behalf of the Trust, on such terms as the Trustees may determine.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon the Trustee's due election and qualification. Upon the resignation, removal or death of a Trustee, the Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4. Sale of Interests. Subject to the more detailed provisions set forth in Articles VII and VIII, the Trustees shall have the power to permit persons to purchase Interests and to add to or reduce, in whole or in part, their Interest in the Trust or any Series thereof.

         3.5. Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

         3.6. Delegation. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         3.8. Expenses. The Trustees shall have power to incur and pay all expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Instrument, and to pay reasonable compensation from the funds of the Trust or the assets of the appropriate Series to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series thereof.

         3.9. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property or the assets of the appropriate Series, insurance policies insuring the Investment Manager, placement agent, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;
(e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Manager, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of each Series of the Trust and the method in which its accounts shall be kept; (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; (j) establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article VI hereof; (k) subject to the provisions of Section 3804 of the Delaware Act, allocate assets, liabilities and expenses of the Trust to a particular Series or apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article VI hereof; (l) establish, from time to time, a minimum investment for Holders in the Trust or in one or more Series, and require the withdrawal of any Holder whose investment is less than such minimum upon giving notice to such Holder and; (m) appoint, or authorize any officer or officers to appoint, one or more registrars of the Trust.

         3.10. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Instrument, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

         3.11. Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment manager, placement agent or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment manager, placement agent, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV
                        Investment Management, Custodial
                        and Placement Agent Arrangements

         4.1. Investment Management and Other Arrangements. The Trustees may in their discretion, from time to time, enter into investment management contracts or placement agent agreements with respect to the Trust or any Series whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment management, placement agent and/or other services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Instrument, the Trustees may authorize any Investment Manager (subject to such general or specific instruments as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Manager (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         4.2.     Custodial Arrangements.

         (a) The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements as the Trustees shall determine (i) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (ii) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and (iii) to disburse such funds upon orders or vouchers.

         (b) The Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, subcustodians or other agents.

         (c) The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any investment adviser, administrator or manager), as the Trustees may from time to time authorize.

         4.3. Parties to Contract. Any contract may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in the Holder's and/or Trustee's capacity as Holder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 4.1 or 4.2 above or otherwise, and any person may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

         4.4.  Compliance  with 1940 Act. Any contract  entered into pursuant to
Section 4.1 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act, as modified by any applicable order or orders of the Commission or interpretive releases of the Commission thereunder, with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                    ARTICLE V
                            Limitations of Liability

         5.1. No Personal Liability of Trustees, Holders. No Trustee, when acting in such capacity, shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trusts. No Trustee, when acting in such capacity, shall be subject to any personal liability whatsoever, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustees hereunder. No Holder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust. The Trustees shall have no power to bind any Holder personally or to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time personally agree to pay by way of purchase of or increase in Interests or otherwise.

         5.2.     Indemnification.

         (a)      Subject to the exceptions and limitations contained in Section
(b) below:

                  (i) Every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                  (ii) The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:

                  (i) Who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office or (B) not to have acted in good faith in the reasonable belief that Covered Person's action was in the best interest of the Trust; or

                  (ii) In the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee's or officer's office,

                        (A) By the court or other body approving the settlement;

                           (B) By at least a majority of those  Trustees who are
                  neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                           (C) By written  opinion of independent  legal counsel
                  based upon a review of readily available facts (as opposed to a full trial-type inquiry);

         provided,   however,   that  any  Holder  may,  by  appropriate   legal
         proceedings, challenge any such determination by the Trustees or by independent counsel.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

         (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 5.2 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 5.2; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking,
(b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 5.2.

         (e) Conditional advancing of indemnification  monies under this Section
5.2 for actions based upon the 1940 Act may be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds that amount which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

         (f) In case any Holder or former Holder of any Series shall be held to be personally liable solely by reason of the Holder or former Holder being or having been a Holder of that Series and not because of the Holder or former Holder acts or omissions or for some other reason, the Holder or former Holder (or the Holder or former Holder's heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Holder, assume the defense of any claim made against the Holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         5.3. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of the Trustee's duties hereunder.

         5.4. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series, and every other act or thing whatsoever executed in connection with the Trust or any Series, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series made or sold by the Trustees or by any officer, employee or agent of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Instrument, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.5. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of the Trustee's, officer's and employee's duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series, upon an opinion of counsel, or upon reports made to the Trust or any Series by any of its officers or employees or by any Investment Manager, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         5.6 Holder Offering Documents. (a) Each Holder of an Interest shall indemnify and hold harmless the Trust and each Covered Person against any losses, claims, damages or liabilities, joint or several, to which the Trust or such Covered Person may become subject, under the 1933 Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of the Trust or any Covered Person, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in a Holder Statement; and agrees to reimburse the Trust and each Covered Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the Holder of an Interest shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Misstatement made in such Holder Statement in reliance upon and in conformity with written information furnished to such Holder by the Trust or such Covered Person for use in the preparation thereof. The foregoing proviso shall not apply to exculpate a Holder under this Section 5.6(a) with respect to any losses, claims, damages or liabilities to which the Trust or any such Covered Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in any Holder Statement or portion thereof of such Holder, if such Misstatement only relates to (i) any investment company or series thereof that does not and does not propose, as of the time the Misstatement is made, to invest all or a portion of its assets in a Series of the Trust or (ii) to an offering of securities (as defined under the 1933 Act) of such Holder or its affiliates the proceeds from which are not and are not proposed, as of the time the Misstatement is made, to be invested in a Series of the Trust.

         The indemnity provisions of this Section 5.6(a) shall inure to the benefit of each person, if any, who controls the Trust or any Covered Person within the meaning of the 1933 Act.

         (b) The Trust shall indemnify and hold harmless each Holder against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the 1933 Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in the Holder Statement of such Holder, in each case to the extent, but only to the extent, that such Misstatement was made in reliance upon and in conformity with written information furnished to such Holder by the Trust for inclusion therein, and will reimburse such Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action.

         This indemnity provision in this Section 5.6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of each Holder and each person, if any, who controls such Holder within the meaning of the 1933 Act.

         (c) Promptly after receipt by an  indemnified  party under this Section
5.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under
Section 5.6(a) or 5.6(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 5.6(a) or 5.6(b). In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party and that as a result thereof, the indemnified party shall reasonably conclude that it is inadvisable for it to be represented by counsel for the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (or the unreasonable withholding of such approval), the indemnifying party will not be liable to such indemnified party under
Section 5.6(a) or 5.6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party, representing all the indemnified parties under Section 5.6(a) or 5.6(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed.

         (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to Section 5.6(a) or 5.6(b) but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 5.6(a) or 5.6(b) provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that,

                  (i) if such losses, claims, damages or liabilities arise out of or are based upon a Misstatement described in the final sentence of
         Section 5.6(a), the Holder shall contribute the entire amount of such claims, damages or liabilities; and

                  (ii) in all other circumstances, (A) the Holder and (B) the Trust and the Covered Persons shall contribute to such claims, damages and liabilities based on their respective fault or negligence with respect to such Misstatement, as determined by arbitration according to the procedural and substantive rules of the American Arbitration Association; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation.

         (e) For purposes of this Section 5.6, the following terms shall have the following meanings:

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Holder Statement" shall mean any registration statement or prospectus, as such terms are defined under the 1933 Act, or any other material or information, written or oral, distributed or communicated to shareholders or partners, or prospective shareholders or partners, of a Holder by or at the direction of such Holder, including, without limitation, proxies and proxy statements, as such terms are defined under the 1940 Act and the Exchange Act.

                  "Misstatement" shall mean, with respect to any Holder Statement, any untrue statement or alleged untrue statement of any material fact, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (f) The provisions of this Section 5.6 shall apply to each Holder effective on the date such Holder becomes a shareholder of the Trust and shall survive after such Holder no longer holds an interest in the Trust.

                                   ARTICLE VI
                             Interests of the Trust

         6.1. Interests. The beneficial interest in the property of the Trust shall be divided into Interests of one or more separate and distinct Series as the Trustees shall from time to time create and establish. The Trustees may permit the purchase of Interests in any Series by any number of Persons. Subject to applicable law and to such restrictions as may be adopted by the Trustees, a Holder may increase or decrease its Interest in any Series without limitation.

         6.2. Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Interests shall be personal property giving only the rights specifically set forth in this Instrument.

         6.3. Purchase of or Increase in Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests of any Series by such party or parties (or increase in the Interest of a Holder in any Series) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses; provided, however, that the Trustees may not permit the purchase of Interests of any Series if any Series would have more than 500 Holders. The Trustees may make such additional rules and regulations, not inconsistent with this Instrument, as they may deem expedient concerning the purchase or increase of Interests.

         6.4. Register of Interests. A register shall be kept at the principal office of the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders of each Series and the Book Capital Account balances of each Holder of each Series. Each such register shall be conclusive as to who are the Holders of each Series of the Trust and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, or to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

         6.5. Non-Transferability. Interests of a Series shall not be transferable, unless the prospective transferor obtains the prior unanimous consent of the Holders of that Series to the transfer. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name any Interest stands on the record of Holders as the holder of such Interest for all purposes, including, without limitation, the rights to receive distributions, and to vote as such holder, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interest on the part of any other person.

         6.6. Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

         6.7. Assent to Trust Instrument. Every Holder, by virtue of having become a Holder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

         6.8. Establishment of Series. The Trust created hereby shall consist of one or more Series and separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Holders of any Series of the Trust, to establish and designate and to change in any manner any such Series of Interests and to fix such preferences, voting powers, right and privileges of such Series as the Trustees may from time to time determine, to classify or reclassify any unissued Interests or any Series into one or more Series, and to take such other action with respect to the Interests as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Interests of such Series. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof.

         All references to Interests in this Trust Instrument shall be deemed to be Interests of any or all Series, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, except as the context otherwise requires.

         6.9. Assets and Liabilities of Series. All consideration received by the Trust for the issuance or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Holders of Interests of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders of all Series for all purposes. Without limitation of the foregoing provisions of this
Section 6.9, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, changes or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against assets of such Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustee's sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of the Delaware Act setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Holder or former Holder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

                                   ARTICLE VII
                            Decreases and Withdrawals

         7.1. Decreases and Withdrawals. A Holder shall have the authority to decrease or withdraw its Interest in any Series of the Trust, at such Holder's option, subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Holder or pursuant to authorization from any Holder, and subject to this Article VII, decrease or withdraw such Holder's Interest for an amount (which shall be treated as a distribution for purposes of Section 8.1) determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) such amount shall not exceed the positive balance in such Holder's Book Capital Account (determined after taking into account such adjustments as are required by Treasury Department Regulation ss. 1.704-1(b) (2) (ii) (b) (2) but before reduction thereof to reflect the distribution of such amount) and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time.

                                  ARTICLE VIII
                      Determination of Book Capital Account
            Balances, Net Asset Value, Allocations and Distributions

         8.1. Book Capital Account Balances. A Book Capital Account shall be maintained for each Holder of each Series. With respect to each Series, each Book Capital Account shall be credited with the amounts of consideration paid by the Holder to purchase or increase its Interest in the Series and with its share of the Series' Net Profits (defined below), shall be charged with such Holder's share of the Series' Net Losses (defined below), distributions and withholding taxes (if any) and shall otherwise appropriately reflect transactions of the Series and the Holders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

         "Net Profits" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series (defined in Section 8.2) at the close of business on the last day of the period, prior to any distribution being made with respect to such period, over the Net Asset Value of the Series as of the opening of business on the first day of such period, after any additional contributions made on such date.

         "Net Losses" of a Series for any given time period shall mean the excess of the Net Asset Value of the Series as of the opening of business on the first day of the period, after any additional contributions made on such date, over the Net Asset Value of the Series at the close of business on the last day of such period, prior to any distribution being made with respect to such period.

         The Book Capital Account balances of Holders of each Series shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make calculations necessary to determine these balances may be delegated by the Trustees to the Investment Manager, custodian, or such other person as the Trustees may determine.

         Notwithstanding  anything  herein  to the  contrary,  the Book  Capital
Accounts and any related accounts (including without limitation tax capital accounts, gross appreciation [unrealized gain] accounts, and gross depreciation [unrealized loss] accounts) of the Holders and of any series shall at all times during the full term of such Series be determined and maintained in accordance with the rules of Treasury Department Regulation ss. 1.704-1 (b) (2) (iv). The Trustees are authorized to prescribe, in their absolute discretion, such policies for the establishment and maintenance of such accounts ("Policies") as they, in consultation with the Trust's professional advisers, consider to be in accordance with the requirements of such rules.

         8.2. Net Asset Value. The term "Net Asset Value" shall mean, with respect to any Series, that amount by which the assets of the Series exceed its liabilities, all as determined by or under the direction of the Trustees. In making this determination, the Trustees, without Holder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 8.2 with respect to valuation of assets and liabilities.

         8.3.     Allocation of Net Profits and Net Losses.

         (a) Net Profits and Net Losses of each Series shall be determined and allocated daily as of the close of business to and among the Holders of that Series in proportion to their respective Interests in the Series, determined as of the opening of business on such day.

         (b) Except as otherwise provided in this Section 8.3, for each fiscal year, items of income, deduction, gain, loss or credit that are recognized by a Series for tax purposes shall be allocated pursuant to Treasury Department Regulations ss. 1.704-1(b) in such manner as to equitably reflect amounts credited or debited to the Book Capital Account of each Holder of that Series for such year. Allocations of such items also shall be made, where appropriate, in accordance with section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees pursuant to Section 8.1.

         (c) Expenses of a Series, if any, which are borne by any Holder of that Series in its individual capacity shall be specially allocated to that Holder.

         (d) Notwithstanding anything in Section 8.3(b) or (c) to the contrary, in the event any Holder of a Series unexpectedly receives any adjustments, allocations or distributions described in Treasury Department Regulations
ss.1.704-1(b)(2)(ii)(d)(4),             ss.1.704-1(b)(2)(ii)(d)(5)            or
ss.1.704-1(b)(2)(ii)(d)(6), items of income (including gross income) and gain of that Series shall be specially allocated to such Holder in an amount and manner sufficient to eliminate the deficit balance in the Holder's Book Capital Account (as determined in accordance with Treasury Department Regulation ss. 1.704-1
(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. Any special allocations of income and gain of a Series pursuant to this Section 8.3(d) shall be taken into account in computing subsequent allocations of income and gain of that Series pursuant to this
Article VIII, so that the net amount of any items of that Series so allocated and the income, gain, loss, deduction and all other items of that Series allocated to each Holder pursuant to this Article VIII shall, to the extent possible, equal the net amount that would have been allocated to each such Holder pursuant to the provisions of this Article VIII if such special allocations had not been made.

         8.4. Distributions. The Trustees may from time to time agree to the payment of distributions to Holders of a Series. The amount of such distributions and the payment of them and whether they are in cash or in any other assets of the Series shall be wholly in the discretion of the Trustees.

         8.5. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Series (or, where appropriate in the Trustees' judgment, of the Trust as a whole), and/or (b) the allocation of the Net profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Holders of any Series as they deem necessary or desirable to enable the Trust or any Series to comply with any provision of the 1940 Act, the Code, any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or as hereafter amended or modified.

                                   ARTICLE IX
                                     Holders

         9.1. Meetings of Holders. Meetings of the Holders of any Series may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of that Series, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by law or by this Instrument. The Chairman, if any, shall act as chairman at all meetings of the Holders; in the Chairman's absence, the President shall act as chairman; and in the absence of the Chairman and the President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to vote proportionate to the Holder's Interest in the Trust or affected Series. If a quorum is present at a meeting, a Majority Interests Vote of the Holders present and entitled to vote thereon, either in person or by proxy, at such meeting constitutes the action of the Holders, unless law or this Instrument requires a greater number of affirmative votes.

         9.2. Notice of Meetings. Notice of all meetings of the Holders of any Series, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder of that Series, at the Holder's registered address, mailed at least 10 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Holder who shall have failed to inform the Trust of the Holder's current address or if a written waiver of notice, executed before or after the meeting by the Holder or the Holder's attorney thereunto authorized, is filed with the records of the meeting.

         9.3. Record Date for Meetings. For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting, including any adjournment thereof, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of record for such purposes. If the Trustees do not, prior to any meeting of Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

         9.4. Proxies, etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy may be given in writing, by any electronic or telecommunications device or in any other manner. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust or applicable Series, as the case may be. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of its Interest, the Holder may vote by the Holder's guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

         9.5. Inspectors of Election. In advance of any meeting of Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Holders may, and on the request of any Holder or the Holder's proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a majority of the Interests present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chairman. The Inspectors of Election shall determine the percentage of the total Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Holder or a Holder's proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         9.6. Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust. At each meeting of the Holders of the Trust or any Series there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust or Series, as the case may be, and a list of the Holders of the Trust or Series, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder and the address and the percentage of the total Interests owned by such Holder.

         9.7. Holder Action by Written Consent. Any action which may be taken by Holders may be taken without a meeting if Holders shall unanimously consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

         9.8. Voting Powers. The Holders shall have power to vote only (i) for the election of Trustees as provided in Sections 2.2 and 2.4; (ii) for the removal of Trustees as provided in Section 2.3; (iii) with respect to any investment management contract entered into pursuant to Section 4.1; (iv) with respect to termination of the Trust as provided in Section 10.1; and (v) with respect to any such additional matters relating to the Trust as may be required by this Instrument or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. On any matter submitted to a vote of the Holders, all Interests shall be voted separately by individual Series, except (i) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Holders of all such Series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Until Interests are issued and at any time wherein no Interests are outstanding, the Trustees may exercise all rights of Holders and may take any action required by law or this Instrument to be taken by Holders.

                                    ARTICLE X
                       Duration; Termination; Dissolution;
                            Amendment; Mergers; Etc.

         10.1.    Termination of Trust or any Series.

         (a) The Trust or any Series may be terminated by (i) a Majority Interests Vote of each Series affected by the matter or, if applicable, a Majority Interests vote of the Trust, or (ii) the Trustees by written notice to the Holders. Upon any such termination,

                  (i) The Trust or any affected Series shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust or any affected Series and all of the powers of the Trustees under this Instrument with respect to the Trust or any affected Series shall continue until the affairs of the Trust or any such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or any such Series, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining assets of the Trust or any such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees shall distribute the remaining assets of the Trust or any affected Series, in cash or in kind or partly each, among the Holders of the Trust or the affected Series in proportion to their respective Interests in the Trust or Series (that is, in accordance with the positive Book Capital Account balances of the Holders), after taking into account such adjustments as are required by Treasury Department Regulation ss. 1.704-1(b) (2) (ii) (b) (2).

         (b) Upon termination of the Trust or any Series and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust or any Series, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or Series, and the rights and interests of all Holders of the Trust or Series shall thereupon cease.

         10.2. Dissolution. Any Series shall be dissolved 120 days after a Holder of an Interest in such Series either (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudicated a bankrupt or insolvent, (d) files any pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding, or (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Holder or of all or any substantial part of its assets, unless, within such 120 days, Holders (excluding the Holder with respect to whom such event occurs) owning a majority of the Interests in such Series vote to continue the Series. Upon any dissolution pursuant to this section, the provisions of Section 10.1(a) (i),
(ii), and (iii) shall apply as if such dissolution were a termination described in Section 10.1.

         10.3.    Amendment Procedure.

         (a) Except as specifically provided herein, the Trustees may, without the vote or consent of Holders, amend or otherwise supplement this Instrument by making an amendment, a trust instrument supplemental hereto or an amended and restated trust instrument. Holders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 9.8, (ii) on any amendment to this Section 10.3, (iii) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission, and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Holders which, as the Trustees determine, shall affect the Holders of one or more Series shall be authorized by vote of the Holders of each Series affected, and no vote of Holders of a Series not affected shall be required.

         (b) Notwithstanding anything else herein, any Amendment to Article 5 hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment. Nothing contained in this Instrument shall permit the amendment of this Instrument to impair the exemption from personal liability of the Holders or Trustees of the Trust.

         (c) A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Instrument, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as Interests are first sold, this Instrument may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         10.4. Merger or Consolidation. Notwithstanding anything else herein, the Trustees may, without the prior consent or vote of the Holders, cause the Trust or any Series to merge or consolidate with any other partnership, trust or other organization. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Instrument, any such agreement of merger or consolidation may effect any amendment to the Instrument or effect the adoption of a new trust instrument of the Trust if the Trust or Series is the surviving or resulting entity in the merger or consolidation.

         10.5. Incorporation. Notwithstanding anything else herein, the Trustees may, without the prior consent or vote of the Holders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the assets of any Series or to carry on any business in which the Trust or any Series shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the assets of any Series to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or any Series holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any Series or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. In addition, nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property or the assets of any Series to such organizations or entities.

                                   ARTICLE XI
                                  Miscellaneous

         11.1. Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Instrument, and the rights and obligations of the Trustees and Holders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Instrument. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         11.2. Counterparts. This Instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         11.3. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Instrument may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders; (b) the due authorization of the execution of any instrument or writing; (c) the form of any vote passed at a meeting of Trustees or Holders; (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Instrument; (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or; (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         11.4.    Provisions in Conflict With Law or Regulations.

         (a) The provisions of this Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with any applicable laws or regulations, the conflicting provision shall be deemed never to have constituted a part of this Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Instrument or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of this Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Instrument in any jurisdiction.

         (c) It is intended that each Series of the Trust be classified as a partnership for federal income tax purposes. The Trustees, in their sole discretion and without the vote or consent of the Holders, may amend this Instrument and do whatever else they determine to be necessary to ensure that this objective is achieved.

         11.5. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in this Instrument or as the Trustees may from time to time by resolution provide.

         11.6. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware business corporation.

         11.7. Fiscal Year. The fiscal year of the Trust and each Series shall begin on November 1, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or of any Series.

         11.8. Waivers of Notice. Whenever any notice whatever is required to be given by law or this Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of this Instrument when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

         11.9. Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing those financial statements as may be required by laws or as the Trustees may direct for each Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders of each Series at least semi-annually interim reports containing unaudited financial statements as may be required by laws or as the Trustees may direct.

         IN WITNESS WHEREOF, the undersigned have caused this amended and restated Trust Instrument to be executed as of the day and year first above written.



                                                                  John Y. Keffer
                                                 as Trustee and not individually



                                                              Thomas G. Sheehan
                                                 as Trustee and not individually


                                                              David I. Goldstein
                                                 as Trustee and not individually

                                   APPENDIX A

                             Established Portfolios

         The following Series have been created by the Trustees in accordance with section 6.8 of the Trust Instrument:

         Portfolio                                                              Date Established

1.       International Equity Fund                                                   9/13/95
2.       Schroder Emerging Markets Fund Institutional Portfolio                      9/13/95
3.       Schroder International Smaller Companies Portfolio                          3/15/96
4.       Schroder Global Asset Allocation Portfolio                                  3/15/96
5.       Schroder U.S. Smaller Companies Portfolio                                   5/16/96
6.       Schroder EM Core Portfolio                                                  11/26/96
7.       Schroder European Growth Portfolio                                          11/26/96
8.       Schroder Japan Portfolio                                                    11/26/96
9.       Schroder Asian Growth Fund Portfolio                                        11/26/96
10.      Schroder United Kingdom Portfolio                                           11/26/96
11.      Schroder Global Growth Portfolio                                            9/18/97
